Exhibit 10.5

Shareholders Voting Proxy Agreement

This Shareholders Voting Proxy Agreement (the “Agreement”) is executed by and among the following Parties as of January 29, 2016 in Guangzhou, the People’s Republic of China (“China” or the “PRC”):

(1)    Huazhi Hu and Yifang Xiong (“Entrusting Party” or “Party A”);

(2)    EHang Intelligent Equipment (Guangzhou) Co., Ltd. with the address: Room 903 (Chuangtuobangzhong Space)-A2(only for office use), Building C1, Innovation Building, No. 182 Kexue Boulevard, Guangzhou Hi-tech Industry Development Zone, Guangzhou, PRC (the “WFOE” or “Party B”);

(3)    Guangzhou EHang Intelligent Technology Co., Ltd. with the address: Room 402 (only for office use), 4th floor, Auxiliary Building No. 11, Aoti Road, Tianhe District, Guangzhou, PRC (the “Target Company” or “Party C”).

(In this Agreement, above Party A, Party B and Party C shall be collectively referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”).

Whereas:

1.	Entrusting Party, the shareholders of Party C, collectively own 100% of the equity interest in Party C in record.

2.

The Entrusting Party is willing to unconditionally entrust Party B or Party B’s designee to vote on his or her behalf at the shareholders’ meeting of Party C, and Party B is willing to accept such proxy on behalf of Entrusting Party.

Therefore, the Parties hereby agree as follows:

1.	PROXY OF VOTING RIGHTS

1.1

Entrusting Party hereby irrevocably covenants that, he/she shall execute the Power of Attorney (“POA”) set forth in Exhibit upon signing this Agreement and entrust Party B or Party B’s designee (“Designee”) to exercise all his or her rights as the shareholders of Party C under the Articles of Association of Party C, including without limitation to:

a)	attend shareholders’ meetings of Target Company as the agent and attorney of Entrusting Party;

b)

exercise all shareholder’s voting rights and voting rights pursuant to applicable laws and articles of association of the Target Company, including but not limited to sell, transfer, pledge or dispose of all or any part of equity interest of the company;

c)

designate and appoint the legal representative (Chairperson), director, supervisor, general manager and other senior management members of Party C as the agent and attorney of Entrusting Party and represent Entrusting Party to vote the matters to be discussed or resolved in shareholders meeting, including without limitation, the designation and election of director, general manager and other senior manager who shall be appointed or removed by the shareholders; and

d)	exercise other voting rights the shareholders are entitled to under the laws of China promulgated from time to time.

Party B hereby agrees to accept such proxy as set forth in Section 1.1. Upon receipt of the written notice of change of Designee from Party B, the Entrusting Party shall immediately entrust such person to exercise the rights set forth in Clause 1.1. Except the aforesaid situation, the proxy shall be irrevocable and continuously valid.

1.2	The Entrusting Party hereby acknowledges and ratifies all the actions associated with the proxy conducted by the Designee.

1.3	The Parties hereby confirm that, Designee is entitled to exercise all proxy rights without the consent of Entrusting Party.

2.	RIGHTS TO INFORMATION

2.1

For the purpose of this Agreement, the Designee is entitled to request relevant information of Party C and inspect the materials of Party C. Party C shall provide appropriate assistance to the Designee for his/her work.

2.2	The Entrusting Party and Party C shall immediately inform Party B once the proxy matter happens.

3.	PERFORMANCE OF PROXY RIGHTS

3.1

The Entrusting Party shall provide appropriate assistance to the Designee for the performance of proxy rights provided in this Agreement, including signing and executing the shareholders’ resolution and other relevant legal documents (if applicable) which have been confirmed by the Designee.

3.2

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

4.	REPRESENTATIONS AND WARRANTIES

4.1	The Entrusting Party hereby represents and warrants to Party B as follows:

4.1.1

The Entrusting Party has full power and legal right to enter into this Agreement and perform his or her obligations under this Agreement and in executing the POA; This Agreement and the POA constitute legal, valid, binding and enforceable obligation of each Entrusting Party.

4.1.2

Each Entrusting Party has necessary authorization for the execution and delivery of this Agreement, and the execution, delivery and performance of this Agreement will not conflict with or violate any and all constitutional documents of Party C.

4.1.3

Each Entrusting Party is the lawfully registered and beneficial owner of the shares of Party C, and none of the shares held by the Entrusting Party is subject to any encumbrance or other restrictions, except as otherwise provided under the Share Pledge Agreement and Exclusive Option Agreement entered into by and between Party B, Party C and the Entrusting Party. According to this Agreement, the Designee has full power and legal rights to exercise the proxy rights according to the Articles of Association of Party C.

4.2	Party C hereby represents and warrants as follows:

4.2.1

Party C is a company legally registered and validly existing in accordance with the laws of China and has independent legal person status, and has full and independent civil and legal capacity to execute, deliver and perform this Agreement. It can sue and be sued as a separate entity;

4.2.2

Party C has taken all necessary corporate actions, obtained all necessary authorization and the consent and approval from third parties and government agencies (if any) for the execution and performance of this Agreement. Party C’s execution and performance of this Agreement do not violate any explicit requirements under any law or regulation binding on Party C;

4.2.3

Each Entrusting Party is the lawfully registered and beneficial owner of the shares of Party C, and none of the shares held by the Entrusting Party is subject to any encumbrance or other restrictions, except as otherwise provided under the Share Pledge Agreement and Exclusive Option Agreement entered into by and between Party B, Party C and the Entrusting Party. According to this Agreement, the Designee has full power and legal rights to exercise the proxy rights according to the Articles of Association of Party C.

5.	TERM OF THIS AGREEMENT

5.1

This Agreement shall become effective upon and from the date on which it is signed by the authorized representative and seal of each Party, with a term of twenty (20) years. The Parties agree that, this Agreement can be extended only if Party B gives its written consent of the extension of this Agreement before the expiration of this Agreement and the other Parties shall agree with this extension without reserve.

5.2

If the Entrusting Party has transferred all his or her equity interests in Party C subject to the prior consent of Party B, the obligations and warranties under this Agreement of the Entrusting Party shall be undertaken by the assignee.

6.	NOTICES

6.1	Any notice, request, claim and other communication requested or given under this Agreement hereunder shall be given to relevant Parties hereto in writing.

6.2

If such notice is delivered by messenger, the time of receipt is the time when such notice is received by the addressee; if such notice is transmitted by facsimile, the time of receipt is the time when such notice is transmitted. If the notice does not reach the addressee by the end of the business day, the following business day shall be the date of receipt.

7.	CONFIDENTIALITY

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

8.	LIABILITY FOR BREACH OF AGREEMENT

8.1

The Parties agree and confirm that, if either Party is in breach of any provisions herein or fails to perform its obligations hereunder, such breach or failure shall constitute a default under this Agreement, which shall entitle the non-defaulting Party to request the defaulting Party to rectify or remedy such default with a reasonable period of time. If the defaulting Party fails to rectify or remedy such default within the reasonable period of time or within 10 days of non-defaulting Party’s written notice requesting for such rectification or remedy, then the non-defaulting Party shall be entitled to elect the following remedial actions:

8.1.1	If the defaulting Party is any Entrusting Party or Party C, then Party B has the right to terminate this Agreement and request the defaulting Party to fully compensate its losses and damages;

8.1.2

If the defaulting Party is Party B, then the non-defaulting Party has the right to request the defaulting Party to fully compensate its losses and damages, but in no circumstance shall the non-defaulting Party early terminate this Agreement unless the applicable law provides otherwise.

8.2	Notwithstanding otherwise provided under this Agreement, the validity of this Section shall not be affect by the suspension or termination of this Agreement.

9.	MISCELLANEOUS

9.1	This Agreement shall be executed in three (3) originals, and each Party holds one.

9.2	The execution, effectiveness, interpretation, performance, amendment, termination and dispute resolution shall be governed by the law of the People’s Republic of China.

9.3

In the event of any dispute with respect to this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute, either Party may submit the relevant dispute to Guangzhou Arbitration Committee for arbitration, in accordance with its arbitration rules. The arbitration shall be conducted in Guangzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

9.4	The rights and remedies provided for in this Agreement shall be accumulative and shall not affect any other rights and remedies stipulated at law.

9.5

Any Party may waive the terms and conditions of this Agreement, provided that such a waiver must be provided in writing and shall require the signatures of the Parties. No waiver by any Party in certain circumstances with respect to a breach by other Parties shall operate as a waiver by such a Party with respect to any similar breach in other circumstances.

9.6	The headings of this Agreement are for convenience only, and shall not be used to interpret, explain or otherwise affect the meanings of the provisions of this Agreement.

9.7	Any amendment, change and supplement to this Agreement shall require the execution of a written agreement by all of the Parties.

9.8

Without Party B’s prior written consent, other Parties shall not assign its rights and obligations under this Agreement to any third party. Entrusting Party and Party C agrees that Party B may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Entrusting Party and Party C.

9.9	This Agreement shall be binding on the legal successors of the Parties.

[Signature Page Follows]

[Signature Page]

Entrusting Party:

Huazhi Hu (signature): /s/ Huazhi Hu

Yifang Xiong (signature): /s/ Yifang Xiong

Party B: EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Authorized Representative (signature): /s/ Huazhi Hu

/s/ Seal of EHang Intelligent Equipment (Guangzhou) Co., Ltd.

Party C: Guangzhou EHang Intelligent Technology Co., Ltd.

Authorized Representative (signature): /s/ Shangjin Guo

/s/ Seal of Guangzhou EHang Intelligent Technology Co., Ltd.

POWER OF ATTORNEY

Huazhi Hu and Yifang Xiong, holders of 100% equity interest (the “Company’s Shares”) of Guangzhou EHang Intelligent Technology Co., Ltd. (the “Target Company”). As to the voting rights of the Target Company, such holders hereby irrevocably authorize EHang Intelligent Equipment (Guangzhou) Co., Ltd. (the “WFOE”) to exercise the following rights related to the Company’s Shares within the term of this Power of Attorney:

The WFOE is hereby authorized to act on behalf of the Target Company as the exclusive agent and attorney of the Target Company with respect to all matters concerning the Company’s Shares, including but not limited to: 1) attending the shareholders’ meetings of the Target Company; 2) exercising all shareholder’s rights and shareholder’s voting right the Company is entitled to according to law and the Target Company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of the Company’s Shares in part or in whole; and 3) designating and appointing on behalf of the Company itself the legal representative (chairman), director, supervisor, general manager and other senior management members of the Target Company.

All the actions conducted by the WFOE in relation to the Company’s Shares shall be deemed as the actions of the Target Company, and all documents executed by the WFOE shall be deemed to be executed by the Target Company. The Target Company will hereby acknowledge those actions and documents.

The WFOE is entitled to assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving any prior notice to the Shareholders or obtaining consent of the Shareholders.

This Power of Attorney shall be irrevocable and continuously valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, we hereby waive all the rights associated with the Company’s Shares, which have been entrusted to WFOE through this Power of Attorney, and shall not exercise such rights by the Target Company.

Huazhi Hu (signature): /s/ Huazhi Hu

Yifang Xiong (signature): /s/ Yifang Xiong

January 29, 2016